THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  LENDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

TRIPOD GROUP, LLC
PROMISSORY NOTE

$150,000.00	October 23, 2011

1.           Principal and Interest

FOR VALUE RECEIVED, the Tripod Group, LLC, a Wisconsin Limited Liability Company (the "Company") hereby absolutely and unconditionally promises to pay to Propell Corporation (the "Lender"), or order, the principal amount of One Hundred Fifty Thousand Dollars ($150,000) as set forth below.  This note shall bear simple interest at the rate of six percent (6%).

2.           Repayments and Prepayments; Security.

a.           Fifty Thousand Dollars ($50,000) of principal under this Note (the “1st payment”) shall be due and payable on the earlier of: (i) August 23, 2012; or (ii) the date that the first Fifty Thousand Dollars ($50,000) is converted under the terms of that certain  promissory note, dated the date hereof, in the principal amount of One Hundred Fifty Thousand Dollars ($150,000) issued that  was issued by the Lender to the Company (the “Lender Note”), unless the Lender does not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended, at which time the First Payment will come due on October 23, 2012.

b.           Fifty Thousand Dollars ($50,000) of principal under this Note (the “2nd payment”) shall be due and payable on the earlier of: (i) September 23, 2012; or (ii) the date that the second Fifty Thousand Dollars ($50,000) is converted under the terms of the Lender Note, unless the Lender does not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended, at which time the Second Payment will come due on October 23, 2012.

c.           Fifty Thousand Dollars ($50,000.00) of principal under this Note (the “3nd payment”) shall be due and payable on the earlier of: (i) October 23, 2012; or (ii) the date that the second Fifty Thousand Dollars ($50,000) is converted under the terms of the Lender Note.

d.           The Company may pre-pay this Note at any time, without premium or penalty.

e.           This Note shall be secured by four (4)  promissory notes of Flint Telecom Group, Inc. issued to the Tripod Group, LLC dated October 13, 2010 (with a value of $10,000 left unconverted); December 7, 2010 in the amount of Seventy-Five Thousand Dollars ($75,000); January 18, 2011 in the amount of Fifty Thousand Dollars ($50,000); March 31, 2011 in the amount of Thirty Thousand Dollars ($30,000) and June 6, 2011, in the amount of Thirty-Five Thousand Dollars ($35,000) all of which are being pledged as collateral by the Tripod Group, LLC as additional security for this Note.

3.           Events of Default; Acceleration.

a.           The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”): (i) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, (ii) the failure to make any payment when due hereunder, or (iii) a general assignment of assets by the Company for the benefit of creditors.  Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable.

b.           No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

4.           Notices.

a.        All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed: (i) if to a Lender, at such Lender’s address as the Lender shall have furnished the Company in writing; and (ii) if to the Company at such address as the Company shall have furnished the Lender(s) in writing).

b.           Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by electronic communication with confirmation, upon the delivery of electronic communication.

5.           Miscellaneous.

a.            Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

b.           No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.  This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

c.           If Lender retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys' fees.

d.           This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of New York (without reference to conflict of laws).

e.           This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

TRIPOD GROUP, LLC By:____________________________________ Name:__________________________________ Title:___________________________________